Exhibit 10.3

January 12, 2020

KemPharm, Inc.

1180 Celebration Boulevard, Suite 103

Celebration, FL 34747

Re:	Amendment to Facility Agreement and December 2019 Notes and Consent

Ladies and Gentlemen:

Reference is hereby made to (i) that certain Facility Agreement, dated as of June 2, 2014, as amended (as the same has been previously or in the future may be amended, modified, restated or otherwise supplemented from time to time, the “Facility Agreement”), by and among KemPharm, Inc., a Delaware corporation (the “Company”), Deerfield Private Design Fund III, L.P., a Delaware limited partnership (“DPD”), Deerfield Special Situations Fund, L.P., a Delaware limited partnership (“DSS”), Delaware Street Capital Master Fund, L.P., a Cayman Islands limited partnership (“DSCM”), and the other lenders from time to time party thereto (together with DPD, DSS and DSCM, the “Lenders”), and (ii) the December 2019 Notes (as defined in the Facility Agreement). As of the date hereof, DSS, DPD and DSCM constitute the “Required Lenders” (as defined in the Facility Agreement) and the “Required Note Holders” (as defined in the December 2019 Notes). Capitalized terms used herein which are defined in the Facility Agreement, unless otherwise defined herein, shall have the meanings ascribed to them in the Facility Agreement.

Each December 2019 Note provides that (i) the principal amount thereof, together with interest thereon, may be converted at the election of the Holder (as defined in the December 2019 Notes) into fully paid and nonassessable shares of Common Stock, based on a Conversion Price (as defined in the December 2019 Notes) of $17.11 per share of Common Stock, subject to adjustment as provided therein; and (ii) such December 2019 Note may only be amended in a writing signed by the Company and the Required Note Holders, and that any amendment so approved shall bind all holders of the December 2019 Notes, provided that such amendment applies to all of the December 2019 Notes on substantially the same basis. Upon the execution and delivery of this letter agreement (this “Letter”) by the Company, DPD, DSS and DSCM, and effective as of the Effective Time (as defined in the Exchange Agreement (as defined below)), each December 2019 Note is hereby amended as follows:

1.	The definition of “Conversion Price” in Section 1(a)(viii) of each December 2019 Note is hereby amended and restated to read in its entirety as follows:

“(viii) “Conversion Price” means, as of any Conversion Date or other date of determination, $5.85 per share of Common Stock, subject to adjustment as provided herein.”

2.	The definition of “Floor Price” in the second paragraph of 2(f)(i)(A) of each December 2019 Note is hereby amended and restated to read in its entirety as follows:

“Notwithstanding anything herein to the contrary, nothing in this Section 2(f)(i)(A) shall result in the Conversion Price of this Note, or any other December 2019 Note, equaling a price per share less than $0.583 (subject to adjustment as provided herein (the “Floor Price”)).”

In addition, effective as of the Effective Time, the Facility Agreement shall hereby be amended as follows:

1.	The definition of “Senior Secured Convertible Notes” in Section 1.1 of the Facility Agreement shall be amended and restated to read in its entirety as follows:

““Senior Secured Convertible Notes” means the Senior Secured Convertible Notes issued to the Lenders pursuant to Section 2.2, each of which will be substantially in the form attached hereto as Exhibit A.”

2.	The definition of “Notes” in Section 1.1 of the Facility Agreement shall be amended and restated to read in its entirety as follows:

““Notes” means the Term Notes, the Senior Secured Convertible Notes, the December 2019 Notes and the January 2020 Note.”

3.	Section 2.2 of the Facility Agreement shall be amended by adding the following as Section 2.2(d) of the Facility Agreement:

“(d)    Subject to the satisfaction of the conditions set forth in the January 2020 Exchange Agreement (as defined below), M. Kingdon Offshore Master Fund, LP (“Kingdon”) shall be deemed to make certain loans to the Borrower on January 13, 2020 by assigning and transferring all right, title and interest in and to its Indenture Notes (as defined in the January 2020 Exchange Agreement) to the Borrower in accordance with the terms of the January 2020 Exchange Agreement, in exchange for the January 2020 Note (as defined below), duly executed on behalf of the Borrower in the principal amount set forth across from such Lender’s name on Schedule 1 to the January 2020 Exchange Agreement in the column captioned “Notes (principal amount)”. All Obligations of the Borrower under the January 2020 Note shall constitute a “Loan” for all purposes of this Agreement and the Transaction Documents. The Borrower shall record in the Register the interests of Kingdon in the Loans and the January 2020 Note, including the amount of the Loan evidenced by the January 2020 Note. Kingdon shall be deemed a “Lender” for all purposes of this Agreement and the Transaction Documents, except as otherwise provided herein or in the January 2020 Exchange Agreement. For purposes hereof: (i) “January 2020 Exchange Agreement” means that certain January 2020 Exchange Agreement, dated as of January 12, 2020, between the Borrower and Kingdon; and (ii) “January 2020 Note” means the Senior Secured Convertible Note issued to Kingdon pursuant to this Section 2.2(d) in substantially the form annexed to the January 2020 Exchange Agreement as Exhibit A (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement thereof).”

In consideration for the foregoing amendments and other good and valuable consideration, each of DPD, DSS and DSCM hereby consents to (i) the execution and delivery by the Company of, and the consummation of the transactions contemplated by, the January 2020 Exchange Agreement, in the last form furnished to DPD, DSS and DSCM on the date (and prior to the execution and delivery) of this Letter (the “Exchange Agreement”), between the Company and M. Kingdon Offshore Master Fund, LP (the “January 2020 Lender”) (including without limitation the issuance by the Company of a senior secured convertible promissory note in the form attached as Exhibit A to the Exchange Agreement in the aggregate principal amount of $3,037,354.16 to the January 2020 Lender (the “January 2020 Note”) in accordance with the terms of the Exchange Agreement). Without limiting the foregoing, each of DPD, DSS and DSCM acknowledges and agrees that, effective as of the Effective Time (as defined in the Exchange Agreement), (y) the January 2020 Lender shall be deemed a “Lender” for purposes of the Facility Agreement and the other Transaction Documents and (z) the obligations of the Company under the January 2020 Note shall constitute a “Loan” for all purposes of the Facility Agreement and the other Transaction Documents.

Except as expressly set forth herein, (i) the Facility Agreement and the other Transaction Documents remain unchanged and in full force and effect, (ii) this Letter shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provision of the Facility Agreement or any other Transaction Document or to be a waiver of any Default or Event of Default under the Facility Agreement or any other Transaction Document, whether arising before or after the date hereof or as a result of the transactions contemplated hereby, and (iii) this Letter shall not preclude the future exercise of any right, remedy, power or privilege available to the Lenders and/or the Collateral Agent, whether under the Facility Agreement, any other Transaction Document or otherwise, and shall not be construed or deemed to be a satisfaction, novation, cure, modification, amendment or release of the Obligations, the Facility Agreement or any other Transaction Document (or any other liability or obligation thereunder) or establish a course of conduct with respect to future requests for amendments, modifications or consents.

The Company hereby reaffirms, confirms and ratifies its obligations and liabilities set forth in the Facility Agreement and the other Transaction Documents, all of which shall remain in full force and effect, as modified by this Letter.

This Letter (i) is a Transaction Document and constitutes (with the other Transaction Documents) the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, with respect thereto are expressly superseded hereby, and (ii) shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. This Letter may be executed in counterparts (which taken together shall constitute one and the same instrument) and by facsimile or other electronic transmission, which facsimile or other electronic signatures shall be considered original executed counterparts.

Upon the execution and delivery of this Letter, any reference in a December 2019 Note to “this Note,” “hereunder,” hereof,” “herein,” or words of like import referring to such December 2019 Note shall refer to such December 2019 Note, as amended by this Letter.

On or before 8:00 a.m., New York time, on the first Business Day following the date of this Letter, the Company shall file with the Securities and Exchange Commission a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Letter and the Exchange Agreement, disclosing the effectiveness of this Letter and the Exchange Agreement, attaching this Letter and the Exchange Agreement (in each case, without any redaction therefrom) and disclosing any other presently material non-public information (if any) provided or made available to DPD, DSS or and DSCM (or any of their respective agents or representatives) on or prior to the date hereof (the “Announcing 8-K Filing”). The Company represents and warrants that, from and after the filing of the Announcing 8-K Filing, it shall have publicly disclosed all material, non-public information (if any) provided or made available to any Lender (or any of their respective agents or representatives) by the Company or any of its officers, directors, employees, Affiliates or agents in connection with the transactions contemplated by this Letter, the Exchange Agreement or otherwise on or prior to the date hereof. The Company shall, and shall cause each of its employees, officers, directors (or equivalent persons), Affiliates, attorneys, agents and representatives to not, provide any Lender (including, as applicable, in its capacity as the Collateral Agent) or any of its Affiliates, attorneys, agents or representatives with any material nonpublic information regarding any Credit Party, its securities, any of its Affiliates or any other Person from and after the filing of the Announcing Form 8-K with the SEC without the express prior written consent of such Lender. Notwithstanding anything contained in this Letter to the contrary, and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that, from and after the Announcing 8-K Filing, neither DPD, DSS, DSCM nor any of their respective affiliates shall have (unless expressly agreed to by such particular Lender after the date hereof in a written definitive and binding agreement executed by the Company and such particular Lender or customary oral (confirmed by e-mail) “wall cross” agreement (it being understood and agreed that no Lender may bind any other Lender with respect thereto)), any duty of trust or confidence with respect to, or a duty not to trade in any securities while aware of, any information regarding the Company.

Promptly following the date hereof, the Company shall pay the reasonable and documented fees, costs and expenses of DPD and DSS incurred in connection with this Letter and the transactions contemplated hereby, together with any other amounts payable as of the date hereof pursuant to Section 4.06 of the December 2019 Exchange Agreement.

This Letter, and disputes concerning the interpretation, enforceability, performance, breach, termination or validity of all or any portion of this Letter, shall be governed by the laws of the State of New York without giving effect to any laws, rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York.

The Company hereby agrees, from time to time, as and when requested by a Lender, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, and to take or cause to be taken such further or other action, as the Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Letter, including executing and delivering to such Lender, promptly following a request therefor, a replacement December 2019 Note that gives effect to the amendments contemplated by this Letter (it being acknowledged, for the avoidance of doubt, that the amendments contemplated by this Letter shall become effective automatically, regardless of whether any such replacement note is requested, executed or delivered).

The Company hereby represents and warrants to each Lender party hereto that, as of the date of this Letter: (i) the Company has the requisite corporate power and authority, as applicable, to enter into and to consummate the transactions contemplated by this Letter and the other Transaction Documents (as amended hereby) and otherwise to carry out its obligations hereunder and thereunder; (ii) the execution and delivery by the Company of this Letter and the other Transaction Documents (as amended hereby) and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company, and no further action of the Company, its board of directors, managers, members or stockholders, as applicable, is required in connection herewith or therewith; and (iii) the Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with any governmental authority or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Letter or any other Transaction Document (as amended hereby), in accordance with the terms hereof or thereof, other than filing the Announcing 8-K Filing and a Form D regarding the issuance of the January 2020 Note, each with the Securities and Exchange Commission. The amendments to the December 2019 Notes and the Facility Agreement contemplated hereby are not being effected in violation of any preemptive or similar rights of any Person, or otherwise subject to any preemptive or similar rights of any Person that have not been validly waived. In addition, each of the representations and warranties set forth in Sections 3.02(e) (Non-Contravention), (f) (Issuance of Conversion Shares), (i) (Exemption from Registration) and (j) (No Integrated Offering) of the December 2019 Exchange Agreement is incorporated herein by reference and shall be deemed made as of the date hereof (provided that to the extent any such representations and warranties are specifically made as of a particular date in the December 2019 Exchange Agreement, then such representations and warranties shall be deemed made as of such date), mutatis mutandis, with the same force and effect as if fully set forth herein.

The provisions of Sections 6.1 (Notices), 6.4 (Governing Law) and 6.7 (Severability) of the Facility Agreement are incorporated by reference herein and made applicable to this Letter, mutatis mutandis, with the same force and effect as if fully set forth herein.

[Signature pages follow]

Very truly yours,

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By: Deerfield Mgmt III, L.P., its General Partner
By: J.E. Flynn Capital III, LLC, its General Partner

By:	/s/ David Clark
Name:	David Clark
Title:	Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By: Deerfield Mgmt, L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David Clark
Name:	David Clark
Title:	Authorized Signatory

[Amendment to Facility Agreement and December 2019 Notes and Consent]

DELAWARE STREET CAPITAL MASTER FUND, L.P.

By:	/s/ Andrew G. Bluhm
Name:	Andrew G. Bluhm
Title:	Manager of the General Partner

[Amendment to Facility Agreement and December 2019 Notes and Consent]

Acknowledged and Agreed To as of the date set forth above

KEMPHARM, INC.

By:	/s/ R. LaDuane Clifton
Name:	R. LaDuane Clifton
Title:	Chief Financial Officer

[Amendment to Facility Agreement and December 2019 Notes and Consent]